                                                                    EXHIBIT 10.2

                               PURCHASE AGREEMENT

                                  by and among

                              ACORN PRODUCTS, INC.,

                                UNIONTOOLS, INC.,

                                       and

                          TCW SPECIAL CREDITS FUND III
                          TCW SPECIAL CREDITS FUND IIIB
                         TCW SPECIAL CREDITS TRUST IIIB
                   THE COMMON FUND FOR BOND INVESTMENTS, INC.
                    DELAWARE STATE EMPLOYEES' RETIREMENT FUND
               WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST (TCW)
                            TCW SPECIAL CREDITS TRUST
                          TCW SPECIAL CREDITS TRUST IV
                         TCW SPECIAL CREDITS TRUST IV-A
                           TCW SPECIAL CREDITS FUND IV
                          TCW SPECIAL CREDITS PLUS FUND
                     OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

                            DATED AS OF JUNE 26, 2002

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                                Page
                                                                                                                 No.
                                                                                                                ----
ARTICLE I SALE OF NOTES AND CLOSING...............................................................................1
         1.01     Purchase and Sale...............................................................................1
         1.02     Closing.........................................................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY..............................................................2
         2.01     Organization of the Company.....................................................................2
         2.02     Authority.......................................................................................2
         2.03     Good Standing; Qualification....................................................................3
         2.04     Capital Stock...................................................................................3
         2.05     Subsidiaries....................................................................................4
         2.06     No Conflicts....................................................................................4
         2.07     Financial Statements; No Material Adverse Change................................................4
         2.08     Ownership of Properties.........................................................................5
         2.09     Rights of Registration and Voting Rights........................................................5
         2.10     Private Offering................................................................................5
         2.11     No Brokers......................................................................................6
         2.12     Litigation......................................................................................6
         2.13     Full Disclosure.................................................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASERS..........................................................6
         3.01     Organization....................................................................................7
         3.02     Authority.......................................................................................7
         3.03     No Conflicts....................................................................................7
         3.04     Purchase for Investment.........................................................................7
         3.05     Ownership of Old Note...........................................................................8
         3.06     No Broker.......................................................................................8

ARTICLE IV POST-CLOSING COVENANTS OF COMPANY......................................................................8
         4.01     Regulatory and Other Approvals..................................................................8
         4.02     [Intentionally Omitted].........................................................................8
         4.03     Use of Proceeds; Payment of Fees and Expenses...................................................9
         4.04     [Intentionally Omitted].........................................................................9
         4.05     [Intentionally Omitted].........................................................................9
         4.06     Conduct of Business.............................................................................9
         4.07     Certain Restrictions...........................................................................10
         4.08     Proxy Statement................................................................................11
         4.09     Stockholder Meeting............................................................................12
         4.10     Rights Offering................................................................................12

         4.11     Use of Rights Offering Proceeds................................................................13
         4.12     [Intentionally Omitted]........................................................................13
         4.13     Notice and Cure................................................................................13
         4.14     [Intentionally Omitted]........................................................................13
         4.15     Consents of Optionholders......................................................................13
         4.16     Registration Rights Agreements.................................................................13

ARTICLE V POST-CLOSING COVENANTS OF PURCHASERS...................................................................14
         5.01     Regulatory and Other Approvals.................................................................14
         5.02     [Intentionally Omitted]........................................................................14
         5.03     Notice and Cure................................................................................14
         5.04     Fulfillment of Conditions......................................................................14
         5.05     Stockholder Votes..............................................................................14

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASERS...............................................................15
         6.01     Representations and Warranties.................................................................15
         6.02     Performance....................................................................................15
         6.03     Officers' Certificates.........................................................................15
         6.04     Orders and Laws................................................................................15
         6.05     Regulatory Consents and Approvals..............................................................16
         6.06     New Credit and Loan Facilities.................................................................16
         6.07     No Material Adverse Change.....................................................................16
         6.08     [Intentionally Omitted]........................................................................16
         6.09     Certificate of Designation.....................................................................16
         6.10     Opinion of Counsel.............................................................................16
         6.11     No Loss of Key Employees.......................................................................16
         6.12     Releases.......................................................................................17
         6.13     Proceedings....................................................................................17

ARTICLE VII CONDITIONS TO OBLIGATIONS OF COMPANY.................................................................17
         7.01     Representations and Warranties.................................................................17
         7.02     Performance....................................................................................17
         7.03     Officers' Certificates.........................................................................17
         7.04     Orders and Laws................................................................................17
         7.05     Regulatory Consents and Approvals..............................................................17
         7.06     Proceedings....................................................................................18

ARTICLE VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS...................................18
         8.01     Survival of Representations, Warranties, Covenants and Agreements..............................18

ARTICLE IX INDEMNIFICATION.......................................................................................18
         9.01     Indemnification................................................................................18
         9.02     Method of Asserting Claims.....................................................................19

ARTICLE X [INTENTIONALLY OMITTED]................................................................................22
         10.01    [Intentionally Omitted]........................................................................22

ARTICLE XI DEFINITIONS...........................................................................................22
         11.01    Definitions....................................................................................22

ARTICLE XII MISCELLANEOUS........................................................................................29
         12.01    Notices........................................................................................29
         12.02    Entire Agreement...............................................................................30
         12.03    Expenses.......................................................................................30
         12.04    Public Announcements...........................................................................30
         12.05    Confidentiality................................................................................31
         12.06    Waiver.........................................................................................31
         12.07    Amendment......................................................................................31
         12.08    No Third Party Beneficiary.....................................................................32
         12.09    No Assignment; Binding Effect..................................................................32
         12.10    Headings.......................................................................................32
         12.11    [Intentionally Omitted]........................................................................32
         12.12    Invalid Provisions.............................................................................32
         12.13    Governing Law..................................................................................32
         12.14    Counterparts...................................................................................32
         12.15    Obligations of Purchasers......................................................................32

EXHIBITS

EXHIBIT A         12% Convertible Note
EXHIBIT B         Certificate of Designation
EXHIBIT C         Amount of New Notes to be Purchased by each Purchaser
EXHIBIT D         Long Term Incentive Plan
EXHIBIT E         Form of Restricted Stock Agreement
EXHIBIT F         Form of Officer's Certificate of the Company
EXHIBIT G         Form of Secretary's Certificate of the Company
EXHIBIT H         Terms of New Credit or Loan Facilities
EXHIBIT I         Opinion of Porter, Wright, Morris & Arthur LLP
EXHIBIT J         Form of Officer's Certificate of Purchasers

                  This PURCHASE AGREEMENT dated as of June 26, 2002 is made and entered into by and among ACORN PRODUCTS, INC., a Delaware corporation (the "Company"), UNIONTOOLS, INC., a Delaware corporation ("UnionTools"), and TCW SPECIAL CREDITS FUND III, a California limited partnership, TCW SPECIAL CREDITS FUND IIIB, a California limited partnership, TCW SPECIAL CREDITS TRUST IIIB, a California collective investment trust, THE COMMON FUND FOR BOND INVESTMENTS, INC., a New York corporation, DELAWARE STATE EMPLOYEES' RETIREMENT FUND, WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST (TCW), TCW SPECIAL CREDITS TRUST, a California collective investment trust, TCW SPECIAL CREDITS TRUST IV, a California collective investment trust, TCW SPECIAL CREDITS TRUST IV-A, a California collective investment trust, TCW SPECIAL CREDITS FUND IV, a California limited partnership, TCW SPECIAL CREDITS PLUS FUND, a California limited partnership, and OCM PRINCIPAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership (each a "Purchaser" and, collectively, "Purchasers"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 11.01.

                  WHEREAS, the Company has authorized the sale and issuance of its 12% Convertible Notes (the "New Notes") in the aggregate principal amount of $10,000,000 that will convert upon certain terms and conditions into shares of the Company's Common Stock as attached hereto as Exhibit A (the "12% Convertible Note") and the issuance of a sufficient number of shares of its Series A Convertible Preferred Stock, with such terms, conditions, rights and preferences as are more fully described in the certificate of designation attached hereto as Exhibit B (the "Certificate of Designation") to exchange such shares for participation interests in the outstanding 12% Exchangeable Note (the "Old Note") of UnionTools in accordance with the terms of this Agreement (the "Series A Preferred Stock");

                  WHEREAS, each Purchaser desires to purchase the principal amount of New Notes from the Company set forth opposite such Purchaser's name on Exhibit C attached hereto and the Company desires to issue and sell such principal amount of New Notes to Purchasers on the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, each Purchaser desires to exchange all of its outstanding participation interest in the Old Note for shares of Series A Preferred Stock issued by the Company at an exchange ratio equal to one share of Series A Preferred Stock for each $10,000 of participation interest held by such Purchaser in the outstanding principal amount of the Old Note and accrued interest thereon (the "Exchange Ratio");

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                            SALE OF NOTES AND CLOSING

                  1.01 Purchase and Sale. (a) The Company agrees to issue and sell to Purchasers, and each Purchaser severally and not jointly agrees to purchase from the Company, the principal amount of New Notes set forth opposite such Purchaser's name on Exhibit C attached hereto at the Closing at a purchase price equal to 100% of the principal amount thereof (the "Purchase Price") and on the terms and subject to the conditions set forth in this Agreement.

                  (b) Exchange of Old Notes for Series A Preferred Stock. At the Closing, each Purchaser shall exchange all of its outstanding participation interests in the Old Notes for the number of shares of Series A Preferred Stock determined by multiplying the dollar amount of the participation interest exchanged by such Purchaser by the Exchange Ratio (each a "Purchaser Exchange Amount"). The Company shall issue and deliver to each Purchaser stock certificates registered in the name of such Purchaser (or its nominee) representing a number of shares of Series A Preferred Stock equal to such Purchaser's Exchange Amount.

                  1.02 Closing. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 601 S. Figueroa Street, 30th Floor, Los Angeles, California 90017, or at such other place as Purchasers and the Company mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, each Purchaser severally and not jointly will pay its respective Purchase Price by wire transfer of immediately available funds to such account as the Company may reasonably direct by written notice delivered to Purchasers by the Company at least two (2) Business Days before the Closing Date. Simultaneously, the Company will issue and sell to each Purchaser the principal amount of New Notes set forth opposite such Purchaser's name on Exhibit C attached hereto by delivering to Purchasers such New Notes. In addition, at the Closing, Purchasers shall present the participation interest in the Old Note held by such Purchaser to the Company and, simultaneously, the Company will issue and sell to such Purchaser a number of shares of Series A Preferred Stock equal to such Purchaser's Exchange Amount by delivering to Purchasers certificates representing such number of shares of Series A Preferred Stock, in form and substance satisfactory to Purchasers. At the Closing, there shall also be delivered to the Company and Purchasers the opinions, certificates and other documents and instruments to be delivered under Articles VI and VII.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

                  The Company hereby represents and warrants to Purchasers as follows:

                  2.01 Organization of the Company. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization with all the requisite corporate power and authority to own and operate its properties and assets and to conduct its business as and to the extent now conducted, except where the failure to do so would have a Material Adverse Effect.

                  2.02 Authority. (a) Subject to the receipt of stockholder approvals described in Section 4.09 hereof, the Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the other Documents to which it is a party, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The authorization, sale, issuance and delivery of the Securities, and the execution, delivery and performance of this Agreement and the other Documents to which it is a party have been approved and recommended to the Board of

Directors for authorization by the Special Committee of the Board of Directors of the Company, consisting solely of disinterested members of the Board of Directors, and authorized by the Board of Directors, and, except for the requisite approval of stockholders as set forth in Section 4.09 below, no other corporate or stockholder proceedings or approvals are required on the part of the Company or its stockholders to authorize this Agreement or the other Documents to which it is a party or to consummate the Transactions. This Agreement and the other Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Transactions have been approved by the Board of Directors of the Company.

                  (b) The Series A Preferred Stock has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Preferred Stock of the Company with no personal liability attaching to the ownership thereof and free of restrictions on transfer other than under applicable state and federal securities laws. The issuance, sale and delivery of the Series A Preferred Stock are not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

                  2.03 Good Standing; Qualification. Each of the Company and its Subsidiaries has been duly qualified, licensed or admitted to do business and is in good standing under the laws of each jurisdiction in which the nature of its business or location of its properties requires such qualification, except where the failure to do so would have a Material Adverse Effect.

                  2.04 Capital Stock. The authorized capital stock of the Company consists of (i) Twenty Million (20,000,000) shares of Common Stock, of which [6,062,359] shares are issued and outstanding and (ii) One Thousand (1,000) shares of Preferred Stock with respect to which no certificate of designations has been filed and of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Except for this Agreement and as disclosed in Section 2.04 of the Disclosure Schedule, there are no outstanding Options with respect to the Company. There are no issued and outstanding shares of the capital stock of the Company which have dividend or redemption rights, co-sale rights, liquidation preferences, conversion rights, voting rights or otherwise which are superior to the Series A Preferred Stock. The delivery of a note or notes or a certificate or certificates at the Closing representing the New Notes and the Series A Preferred Stock, respectively, in the manner provided in
Section 1.02 will vest good and valid title to the New Notes and the Series A Preferred Stock in each Purchaser, free and clear of all Liens.

                  2.05 Subsidiaries. Except as disclosed in Section 2.05 of the Disclosure Schedule, the Company has no Subsidiaries and owns no Equity Interest in any Person. Except as disclosed in Section 2.05 of the Disclosure Schedule, all of the issued and outstanding capital stock of each of such Subsidiaries listed on Section 2.05 of the Disclosure Schedule is owned beneficially and of record by the Company and there are no options, agreements, instruments or securities relating to any issued or unissued securities of any such Subsidiary or obligating the Company or any such Subsidiary to issue, transfer, grant or sell any Equity Interests in any such Subsidiary.

                  2.06 No Conflicts. The execution and delivery by the Company of this Agreement do not, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary;

                  (b) conflict with or result in a violation or breach of any material term or provision of any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties; or

                  (c) except as disclosed in Section 2.06 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Company or any Subsidiary under, any Contract or License to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

                  2.07 Financial Statements; No Material Adverse Change. (a) Prior to the execution of this Agreement, the Company has delivered to Purchasers true and complete copies of the following financial statements:

                  (i) the audited consolidated financial statements of the Company as of December 31, 2001 (the "Financial Statements") including the related audited consolidated balance sheet, statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Ernst & Young LLP, and all letters from such accountants with respect to the results of such audits; and

                  (ii) the unaudited consolidated balance sheets of the Company as of March 31, 2002 and the related unaudited statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

Except as set forth in the notes thereto and as disclosed in Section 2.07 of the Disclosure Schedule, all such financial statements (i) were prepared in accordance with GAAP, (ii) fairly present the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods covered thereby, and

(iii) were compiled from the books and records of the Company and the Subsidiaries regularly maintained by management and used to prepare the financial statements of the Company and the Subsidiaries in accordance with the principles stated therein. The Company and the Subsidiaries have maintained their respective books and records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

                  (b) Except for liabilities disclosed in Section 2.07 of the Disclosure Schedule and other liabilities not equal to or greater than $100,000, in aggregate, none of the Company or its Subsidiaries has incurred any liabilities other than liabilities contemplated by the Transactions. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 2001 there has not been any Material Adverse Effect, or any event or development which, individually or together with other such events, could not be reasonably expected to and would not have a Material Adverse Effect.

                  2.08     Ownership of Properties. Except as set forth on
Section 2.08 of the Disclosure Schedule, each of the Company and its Subsidiaries possesses good, valid and marketable title to, and owns or has valid leasehold interests or rights to use of, all of the assets and property reflected in the Financial Statements , assets and properties acquired thereafter and all of the property and assets material to its business, in each case free and clear of all Liens other than Permitted Liens. With respect to the property and assets it leases, each of the Company and its Subsidiaries is in compliance with such leases except for such failures to comply as could not be reasonably expected to and would not have a Material Adverse Effect, and, to its Knowledge, holds a valid leasehold interest free of any Liens other than Permitted Liens. Each of the Company and its Subsidiaries owns or has valid leasehold interests or valid rights under contract to use all personal and real property reasonably necessary for the conduct of its business.

                  2.09 Rights of Registration and Voting Rights. Except for the Registration Rights Agreement, dated June 18, 1997, between the Company and various funds and accounts managed by TCW Special Credits, and the Registration Rights Agreement, dated as of June 18, 1997, between the Company and POF, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.10 Private Offering. Assuming the correctness of the representations and warranties set forth in Section 3.04 hereof, the offer and sale of the Securities to the Purchasers hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by the Company and its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  2.11 No Brokers. Except for Houlihan Lokey Howard & Zukin Financial Advisors, Inc., the Company has not engaged any broker, finder, commission agent or other such intermediary in connection with the issuance and sale of the Securities and the transactions contemplated by this Agreement and the other Documents, and the Company is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

                  2.12 Litigation. (a) There is no Proceeding, commenced, or to the Knowledge of the Company, threatened against or affecting either the Company or any Subsidiary or any of their respective properties or assets that could be reasonably expected to have a Material Adverse Effect, and there is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Documents or the Transactions.

                  (b)      Neither the Company nor any Subsidiary is subject to
(i) any Claim, (ii) any Order or (iii) any rule or regulation of any Governmental Authority that has had a Material Adverse Effect or that could be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

                  2.13 Full Disclosure. All facts relating to the Company, the Subsidiaries and their respective businesses that could reasonably be expected to or would have a Material Adverse Effect have been disclosed to the Purchasers in or in connection with this Agreement. None of this Agreement, or any Document, or any document provided to the Purchaser contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company has filed all required filings with the Securities and Exchange Commission (the "Commission") and all such filings complied at the time of filing in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act. All statements and periodic reports filed by the Company with the Commission, as of the dates of such documents, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which such statements were made. The Company's Financial Statements included in such filings complied as of their dates in all material respects with the applicable accounting requirements and published rules and regulations of the Commission.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

                  Each Purchaser severally and not jointly hereby represents and warrants to the Company as follows:

                  3.01 Organization. Such Purchaser is a corporation duly organized or a limited partnership or trust duly formed, validly existing and in good standing under the Laws of the state of its incorporation or formation. Such Purchaser has full corporate, limited partnership or trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  3.02 Authority. The execution and delivery by each of the Purchasers of this Agreement, and the performance by such Purchaser of its obligations hereunder, have been duly and validly authorized by the board of directors or general partner, as applicable, of such Purchaser, no other corporate, limited partnership or trust action on the part of such Purchaser or its equityholders or beneficiaries being necessary. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

                  3.03 No Conflicts. The execution and delivery by such Purchaser of this Agreement do not, the performance by such Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of formation (or other comparable corporate charter document) of such Purchaser;

                  (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Purchaser or any of its respective Assets and Properties; or

                  (c) except as disclosed in Section 3.03 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require such Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon such Purchaser or any of its Assets or Properties under, any Contract or License to which such Purchaser is a party or by which any of its Assets and Properties are bound.

                  3.04 Purchase for Investment. Such Purchaser is an accredited investor as defined in Rule 502(a) of Regulation D promulgated under the Securities Act. The Securities will be acquired by such Purchaser (or, if applicable, its assignee pursuant to Section 12.09(b)(i)) for its own account for the purpose of investment, it being understood that the right to dispose of such Securities shall be entirely within the discretion of such Purchaser (or such assignee, as the case may be). Such Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Securities, or any interest therein, in such manner as to cause the Company to be in violation of the registration requirements of the Securities Act of 1933, or applicable state securities or blue sky laws.

                  3.05 Ownership of Old Note. Such Purchaser is the owner of a participation interest in the Old Note to be exchanged for Series A Preferred Stock in accordance with Section 1.01(b) and has full power and authority to exchange, assign and transfer the participation interest tendered for exchange hereby, and when such participation interest is accepted for exchange by the Company, the Company will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. Such Purchaser will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of the participation interest tendered for exchange hereby. Such Purchaser has not heretofore assigned, transferred, pledged, or hypothecated, or purported to assign, transfer, pledge, or hypothecate, to any entity or individual, any of its interest in the Old Note.

                  3.06 No Broker. All negotiations relevant to this Agreement and all the transactions contemplated hereby have been carried out by such Purchaser directly with Company without the intervention of any Person on behalf of such Purchaser in such manner as to give rise to any valid claim by any Person against Company for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV
                        POST-CLOSING COVENANTS OF COMPANY

                  The Company covenants and agrees with Purchasers that, at all times from and after the date hereof until the expiration of the Rights Offering (defined below), the Company will comply with all covenants and provisions of this Article IV, except to the extent Purchasers may otherwise consent in writing.

                  4.01 Regulatory and Other Approvals. The Company will, and will cause the Subsidiaries to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Company or any Subsidiary to consummate the transactions contemplated hereby, including stockholder approval of the items set forth in Sections 4.08 and 4.09 hereof, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchasers in connection with the performance of their obligations under Section 5.01. The Company will provide prompt notification to Purchasers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchasers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

                  4.02     [Intentionally Omitted].

                  4.03 Use of Proceeds; Payment of Fees and Expenses. Immediately following the consummation of the transactions contemplated in this Agreement, (a) the Company shall advance the proceeds from the sale of the New Notes to UnionTools to be applied as partial repayment of UnionTools' obligations which are then due and payable under that certain Amended and Restated Credit Agreement dated as of May 20, 1997 by and between UnionTools, as borrower, and Heller Financial, Inc., as lender ("Heller"), as such agreement shall have been amended from time to time and (b) the Company shall or shall cause UnionTools to (i) pay to Houlihan Lokey Howard & Zukin ("HLHZ") $1,800,000 in full satisfaction of any payment obligations by the Company to HLHZ for financial advisory work performed and fairness opinions prepared on behalf of the Company's stockholders (other than Purchasers), of which $600,000 is payable in cash from the proceeds of the New Notes and $1,200,000 is payable in the form of a note (the "Supplemental Note") as attached hereto as Schedule 4.03, (ii) reimburse to HLHZ all amounts for documented reasonable expenses that remain unpaid as of the Closing Date, and (iii) pay the expenses in connection with the transactions contemplated by this Agreement of (1) counsel for the lender party to the new secured credit facility to be entered into by UnionTools in connection with the transactions contemplated by this Agreement, (2) counsel for the Special Committee of the Board of Directors and (3) counsel for the Purchasers.

                  4.04     [Intentionally Omitted].

                  4.05     [Intentionally Omitted].

                  4.06 Conduct of Business. The Company will cause the Subsidiaries to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, the Company will:

                  (a) and will cause the Subsidiaries to, use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company and the Subsidiaries, (iii) maintain the Assets and Properties of the Company and the Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom the Company or any Subsidiary sells goods or provides services or with whom the Company or any Subsidiary otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and the Subsidiaries;

                  (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner, (ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, or (B) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of the Company or any Subsidiary; and

                  (c) cause the Company and the Subsidiaries to comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company and the Subsidiaries, and promptly following receipt thereof to give Purchasers copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

                  4.07 Certain Restrictions. Without the prior written consent of the representatives of the Purchasers who are members of the Company's Board of Directors, Vincent Cebula and Matthew Barrett (or any of their successors or replacements), to engage in any of the following, the Company will, and will cause the Subsidiaries to, refrain from:

                  (a) amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) except as necessary to consummate the transactions contemplated hereby, the Rights Offering (defined below) and the Reverse Split (defined below) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

                  (b) except as contemplated hereby or as necessary to implement the Long Term Incentive Plan, the issuance of shares of Restricted Stock pursuant to the 1997 Stock Incentive Plan and the 1997 Non-Employee Director Stock Option Plan, authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or any Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

                  (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

                  (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

                  (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any material Contract or (B) any material License or (ii) granting any irrevocable powers of attorney;

                  (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Subsidiary or any Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound;

                  (g) (i) except as contemplated hereby, incurring Indebtedness (other than borrowings in the ordinary course under the Revolving Loan Agreement with Heller as in effect on the date hereof) in an aggregate principal amount exceeding $100,000, or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

                  (h) engaging with any Person in any merger or other business combination;

                  (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $100,000;

                  (j) making any change in the lines of business in which they participate or are engaged;

                  (k) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice or generally accepted accounting principles ("GAAP"); or

                  (l) entering into any Contract to do or engage in any of the foregoing.

                  4.08 Proxy Statement. Promptly upon the execution of this Agreement, the Company will commence preparation of a proxy statement (the "Proxy Statement") pursuant to which it will solicit the approval of its stockholders of (i) an amendment to the Company's Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") authorizing an increase in the number of authorized shares of Common Stock from 20,000,000 to 200,000,000 and an increase in the authorized number of shares of preferred stock from 1,000 to 1,000,000, and a 1-for-10 reverse split of the common stock then outstanding (the "Reverse

Split"), (ii) a new Long Term Incentive Plan substantially in the form attached hereto as Exhibit D (the "Long Term Incentive Plan") which shall include the employees set forth in Section 4.08 of the Disclosure Schedule, and (iii) an increase in the number of shares of common stock issuable pursuant to the 1997 Stock Incentive Plan from 1,000,000 to 2,500,000 and an increase in the number of shares of common stock issuable pursuant to the 1997 Non-Employee Director Stock Option Plan from 500,000 to 3,000,000 in order to allow for the issuance of Restricted Stock to Key Employees of up to 1,330,000 shares (computed on a basis before giving effect to the Reverse Split) pursuant to the terms and conditions contained in the form of Restricted Stock Agreement substantially in the form attached hereto as Exhibit E (the "Restricted Stock Agreement") which shall include the allocation of shares by employee and director as set forth in
Section 4.08 of the Disclosure Schedule, and (iv) the issuance of shares of the Company's Common Stock upon the conversion of the New Notes, the Series A Preferred Stock, and the Supplemental Note, and will diligently and faithfully pursue the filing with and resolution of comments from the Commission with regard thereto. The Proxy Statement, insofar as it shall contain information pertaining to the Company and any Subsidiaries, will comply in all material requirements of the Exchange Act and the rules and regulations adopted thereunder, and will contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will advise Purchasers in writing if prior to the Closing it shall obtain Knowledge of any facts that lead it to believe that such Proxy Statement failed to comply with any applicable law, rule or regulation.

                  4.09 Stockholder Meeting. The Company will call a meeting of its stockholders to be held no later than 30 days following the date its Proxy Statement is cleared by the Commission, or such other date as shall be mutually agreed upon in writing by the parties hereto, for the purpose of submitting to its stockholders for authorization and approval of (i) the Amended and Restated Certificate of Incorporation authorizing an increase in the number of authorized shares of Common Stock from 20,000,000 to 200,000,000 and an increase in the authorized number of shares of preferred stock from 1,000 to 1,000,000, (ii) the Long Term Incentive Plan, (iii) an increase in the number of shares of common stock issuable pursuant to the Company's 1997 Stock Incentive Plan from 1,000,000 shares to 2,500,000 and an increase in the number of shares of common stock issuable pursuant to the 1997 Non-Employee Director Stock Option Plan from 500,000 to 3,000,000 in order to allow for the issuance of Restricted Stock to Key Employees and directors, (iv) the Rights Offering, (v) the Reverse Split and (vi) the issuance of shares of the Company's Common Stock upon the conversion of the New Notes, the Series A Preferred Stock, and the Supplemental Note. The Board of Directors shall recommend that the stockholders of the Company approve the increase in authorized shares of Common Stock from 20,000,000 to 200,000,000 and an increase in the authorized number of shares of preferred stock from 1,000 to 1,000,000, the Reverse Split, the Long Term Incentive Plan, the increase in the number of shares of common stock issuable pursuant to the Company's 1997 Stock Incentive Plan from 1,000,000 shares to 2,500,000 and an increase in the number of shares of common stock issuable pursuant to the 1997 Non-Employee Director Stock Option Plan from 500,000 to 3,000,000, and the issuance of shares of the Company's Common Stock upon the conversion of the New Notes, the Series A Preferred Stock, and the Supplemental Note. Upon approval by the Company's stockholders of all of the foregoing actions, the Company will make the Rights Offering, as set forth in Section 4.10, and effectuate the Reverse Split, grant participations in the Long Term Incentive Plan to the participants named therein in accordance the allocations specified therein and subject to the terms thereof and grant the shares of Restricted Stock pursuant to the 1997 Stock Incentive Plan, the 1997 Nonemployee Director Stock Option Plan, and the Restricted Stock Agreements.

                  4.10 Rights Offering. No later than 10 business days following the later of the filing of the Amended and Restated Certificate of Incorporation, the completion of the Reverse Stock Split and approval by the Commission, the NASDAQ Stock Exchange and other regulatory authorities of documents relating the Rights Offering, the Company shall initiate a rights offering on terms and conditions satisfactory to Purchasers (the "Rights Offering") whereby each holder of Common Stock (other than Purchasers) shall receive 1,000 rights per 100 shares of Common Stock held by such holder. Each right shall be distributed to holders of record as of a date selected by the Board of Directors and shall be non-transferable. Each right shall entitle the holder to purchase one share of newly issued Common Stock for $5.00 in cash (computed on a basis after giving effect to the Reverse Split) during a specified period of time following the declaration of effectiveness by the Commission (and other regulatory entity as necessary) of a registration statement covering the shares to be issued thereby. The terms of such Rights Offering shall provide that each Purchaser or its designee shall have the right for 30 days following the completion of the Rights Offering to purchase from the Company pursuant to registration statement any shares covered thereunder that are not purchased pursuant to the exercise of the Rights at the same price per share as specified in respect of the Rights Offering. Such rights shall be allocated among Purchasers and their designees in such manner as shall be agreed upon by Purchasers.

                  4.11 Use of Rights Offering Proceeds. Immediately following the consummation of the Rights Offering, the Company shall apply the proceeds from the Rights Offering as follows: first, to pay accrued interest on the Supplemental Note, second, to repay up to $600,000 principal amount of the Supplemental Note, third, to pay interest that has accrued on the New Notes, pro rata among all holders of outstanding New Notes, and fourth, for general corporate purposes of the Company and/or UnionTools (including capital expenditures and debt repayment of the Company and UnionTools) and fees and expenses related to the Rights Offering.

                  4.12     [Intentionally Omitted].

                  4.13 Notice and Cure. The Company will notify Purchasers in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchasers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing of the Rights Offering, any event, transaction or circumstance, as soon as practicable after it becomes Known to the Company, occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchasers' right to seek indemnity under Article IX.

                  4.14     [Intentionally Omitted].

                  4.15 Consents of Optionholders. The Company will obtain the written consent of each participant named in the Restricted Stock Plan to deliver to the Company for cancellation all options to purchase common stock of the Company held by such participant (as well as any contractual right to be granted options under existing agreements or commitments) on or before the effective date of the issuance of restricted stock pursuant to the Company's 1997 Stock Incentive Plan and the 1997 Nonemployee Director Stock Option Plan.

                  4.16 Registration Rights Agreements. The Company will enter into registration rights agreements with respect to shares of Common Stock held by the Purchasers and their affiliates on terms and conditions satisfactory to the Purchasers.

                                   ARTICLE V
                      POST-CLOSING COVENANTS OF PURCHASERS

                  Each Purchaser severally and not jointly covenants and agrees with the Company that, at all times from and after the date hereof until the expiration of the Rights Offering, such Purchaser will comply with all covenants and provisions of this Article V, except to the extent the Company may otherwise consent in writing.

                  5.01 Regulatory and Other Approvals. Such Purchaser will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of such Purchaser to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Company or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with the Company and the Subsidiaries in connection with the performance of their obligations under Section 4.01. Such Purchaser will provide prompt notification to the Company when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Company of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

                  5.02     [Intentionally Omitted].

                  5.03 Notice and Cure. Such Purchaser will notify the Company in writing of, and contemporaneously will provide the Company with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to such Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of such Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Company's right to seek indemnity under
Article IX.

                  5.04 Fulfillment of Conditions. Such Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the Company contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                  5.05 Stockholder Votes. So long as there has not been (i) a threatened or actual loss or termination of employment of a Key Employee, (ii) the occurrence of a Material Adverse Effect or (iii) the occurrence or likely occurrence of a default or event of default with respect to an loan facility or loan agreement of the Company or UnionTools, such Purchaser shall vote for all Stockholder proposals necessary to consummate the Transactions, including the approval of the increase in the number of authorized shares of Common Stock from 20,000,000 to 200,000,000 and an increase in the authorized number of shares of preferred stock from 1,000 to 1,000,000, the Reverse Split, Rights Offering, the Amended and Restated Certificate of Incorporation, the Long Term Incentive Plan and the increase in the number of shares of common stock issuable pursuant to the 1997 Stock Incentive Plan from 1,000,000 to 2,500,000 and an increase in the number of shares of common stock issuable pursuant to the 1997 Non-Employee Director Stock Option Plan from 500,000 to 3,000,000, and to approve the issuance of shares of the Company's common stock upon the conversion of the New Notes, the Series A Preferred Stock, and the Supplemental Note.

                                   ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF PURCHASERS

                  The obligations of Purchasers hereunder to purchase the Securities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchasers in their sole discretion):

                  6.01 Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                  6.02 Performance. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing.

                  6.03 Officers' Certificates. The Company shall have delivered to Purchasers a certificate, dated the Closing Date and executed in the name and on behalf of the Company by the Chairman of the Board, the President or any Executive or Senior Vice President of the Company, substantially in the form and to the effect of Exhibit F hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of the Company, substantially in the form and to the effect of Exhibit G hereto.

                  6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchasers, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchasers, the Company, any Subsidiary or the transactions contemplated by this Agreement of any such Law.

                  6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchasers and the Company to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchasers, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

                  6.06 New Credit and Loan Facilities. UnionTools and/or the Company shall have entered into a new credit or loan facilities, both in form and substance reasonably satisfactory to the Company, UnionTools and Purchasers, on substantially the terms set forth in Exhibit H attached hereto.

                  6.07 No Material Adverse Change. No material adverse change in the Business or Condition of the Company shall have occurred following the date of this Agreement.

                  6.08     [Intentionally Omitted].

                  6.09 Certificate of Designation. The Certificate of Designation setting forth the terms, conditions, rights and preferences of the Series A Convertible Preferred Stock in form and substance satisfactory to Purchasers and substantially in the form and to the effect of Exhibit A hereto shall have been filed with the Secretary of State of the State of Delaware.

                  6.10 Opinion of Counsel. Purchasers shall have received the opinion of Porter, Wright, Morris & Arthur LLP, counsel to the Company, dated the Closing Date, substantially in the form and to the effect of Exhibit I hereto.

                  6.11 No Loss of Key Employees. Each of Cory Meyer, John Jacob, Gary Zimmerman and Carol LaScala (each a "Key Employee") shall have remained employed in the same position of employment with the Company as such employee holds on the date hereof, and with the same duties and responsibilities as such employee has on the date hereof, and neither the

Company nor Cory Meyer, John Jacob, Gary Zimmerman or Carol LaScala shall have given notice of their intent to terminate the employment of any such employee.

                  6.12 Releases. Purchasers shall have received written evidence (satisfactory in its reasonable discretion) that the retention and engagement letter between the Company, UnionTools and HLHZ shall have been amended in form and substance satisfactory to Purchasers.

                  6.13 Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers, and Purchasers shall have received copies of all such documents and other evidences as Purchasers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF COMPANY

                  The obligations of the Company hereunder to sell and issue the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

                  7.01 Representations and Warranties. Each of the representations and warranties made by Purchasers in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  7.02 Performance. Purchasers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchasers at or before the Closing.

                  7.03 Officers' Certificates. Each Purchaser shall have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of such Purchaser by the representative of such Purchaser substantially in the form and to the effect of Exhibit J hereto, and a certificate, dated the Closing Date.

                  7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Company and Purchasers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

                  7.06 Proceedings. All proceedings to be taken on the part of Purchasers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VIII
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                  8.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchasers (whether or not exercised) to investigate the affairs of the Company and the Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Company and Purchasers have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Company and Purchasers contained in this Agreement will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Sections 2.01, 2.02, 2.04, 2.05 (but only as it relates to the capital stock of the Subsidiaries), 2.11, 2.12, 3.02, 3.05 and 3.06 and (ii) the covenants and agreements contained in Sections 12.03 and 12.05; (b) until the date that is one year following the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (c) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b) or (c) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under
Article IX on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article IX.

                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.01     Indemnification.

                  (a) Subject to paragraph (c) of this Section and the other Sections of this Article IX, the Company shall indemnify the Purchaser Indemnified Parties for the periods of time set forth in Section 8.01 above in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement.

                  (b) Subject to the other Sections of this Article IX, each Purchaser shall severally and not jointly indemnify the Company Indemnified Parties for the periods of time set forth in Section 8.01 above in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of such Purchaser contained in this Agreement.

                  (c) No amounts of indemnity shall be payable in the case of a claim by a Purchaser Indemnified Party under Section 9.01(a) (A) unless and until the Purchasers Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of $250,000 in the aggregate; in which event the Purchasers Indemnified Parties shall be entitled to claim indemnity for all amounts in excess of $250,000; provided that this paragraph (c) shall not apply to a breach of a representation or warranty contained in Section 2.01, 2.02, 2.04, 2.05 (but only as it relates to the capital stock of the Subsidiaries), 2.11, 2.12 or to a breach of a covenant contained in Section 12.03 or 12.05. In no case shall the amounts payable by any party under this Article IX exceed the Purchase Price in the aggregate.

                  9.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 9.01 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than the Company or any Affiliate of the Company or of a Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 9.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
Section 9.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Section 9.01 with respect to any Third Party Claim as to which it elects to control the defense.

The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel, except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 9.01 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 9.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 9.02.

                  (b) In the event any Indemnified Party should have a claim under Section 9.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 9.02.

                  (c)      Any dispute submitted to arbitration pursuant to this
Section 9.02 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the Indemnified Party and the Indemnifying Party. The Board of Arbitration shall meet in New York, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the

Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                                   ARTICLE X
                             [INTENTIONALLY OMITTED]

                  10.01    [Intentionally Omitted].

                                   ARTICLE XI
                                   DEFINITIONS

                  11.01    Definitions.

                  (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "12% Convertible Note" shall have the meaning ascribed to such term in the forepart of this Agreement.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

                  "Amended and Restated Certificate of Incorporation" shall have the meaning ascribed to such term in Section 4.08.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Board of Arbitration" has the meaning ascribed to it in
Section 9.02(c).

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties, customer and vendor relationships and prospects of the Company and each of the Subsidiaries.

                  "Certificate of Designation" has the meaning ascribed to it in the forepart of this Agreement.

                  "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

                  "Claim Notice" means written notification pursuant to Section 9.02(a) of a Third Party Claim as to which indemnity under Section 9.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 9.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

                  "Closing" means the closing of the transactions contemplated by Section 1.02.

                  "Closing Date" means the date of the Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Commission" has the meaning ascribed to it in Section 2.13.

                  "Common Stock" means the common stock, par value $0.001 per share, of the Company.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Indemnified Parties" means the Company and its officers, directors, employees, agents and Affiliates.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Disclosure Schedule" means the record delivered to Purchasers by the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement.

                  "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "Documents" means this Agreement and the other documents, agreements and certificates executed pursuant to or in connection with this Agreement.

                  "Equity Interest" means (i) with respect to a corporation, any and all issued and outstanding capital stock and warrants, options, other rights to acquire capital stock and other rights to participate in the profits of such corporation and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options, other rights to acquire any such units or interests and other rights to participate in the profits of such partnership.

                  "Exchange Ratio" has the meaning ascribed to it in the forepart of this Agreement.

                  "Financial Statements" has the meaning ascribed thereto in
Section 2.07(a)(i).

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Heller" shall have the meaning ascribed to such term in
Section 4.03.

                  "HLHZ" shall have the meanings ascribed to such term in
Section 4.03.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article IX.

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article IX.

                  "Indemnity Notice" means written notification pursuant to
Section 9.02(b) of a claim for indemnity under Article IX by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary and issued by any Person other than the Company or any Subsidiary (other than trade receivables generated in the ordinary course of business of the Company and the Subsidiaries).

                  "Key Employee" has the meaning ascribed to such term in
Section 6.11.

                  "Knowledge of the Company" or "Known to the Company" means the actual knowledge of any executive officer, or director of the Company.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Long Term Incentive Plan" has the meaning ascribed to such term in Section 4.08.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Material Adverse Effect" means (i) a material adverse effect upon the Business or Condition of the Company or any of its Subsidiaries, or a material adverse effect on reasonably foreseeable business opportunities of the Companies or any of its Subsidiaries, or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Documents; provided, however, that the term "Material Adverse Effect" shall not include any such material adverse effect to the extent it directly or indirectly relates to or results from:

                  (i) the public announcement of, or the response or reaction of customers, vendors, licensors, investors, Company employees or others to, this Agreement, or any of the agreements or transactions contemplated by this Agreement or entered into in connection with this Agreement;

                  (ii) changes, developments or circumstances in worldwide or national conditions (political, economic, or regulatory) that adversely affect generally the markets where the Company or any of its subsidiaries operates or affect generally industries engaged in the business in which the Company or any of its subsidiaries operates (including proposed legislation or regulation by any governmental or regulatory body or the introduction of any technological changes in the industry), or adversely affect a broad group of industries generally;

                  (iii) changes, developments or circumstances in U.S. or international securities markets in general; or

                  (iv)     any matter disclosed in the Disclosure Schedules.

                  "Net Operating Losses" of the Company means all tax attributes of the Company whose use is limited pursuant to Sections 382(a) and 382 of the Code if a corporation undergoes an Ownership Change, including, without limitation, net operating loss carryforwards and net operating losses allocable to a period prior to the date of an Ownership Change (within the meaning of Section 382(d) of the Code), excess credits (within the meaning of Section 383(a) of the Code), net capital losses (within the meaning of Section 383(b) of the Code) and foreign tax credits (within the meaning of Section 383(c) of the
Code).

                  "New Notes" shall have the meaning ascribed to such term in the forepart of this Agreement.

                  "Old Note" shall have the meaning ascribed to such term in the forepart of this Agreement.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Ownership Change" means "ownership change" as that term is defined in Section 382(g) of the Code.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary.

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Preferred Stock" means the preferred stock, par value $0.001 per share, of the Company.

                  "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding (including any partial or threatened proceedings).

                  "Proxy Statement" has the meaning ascribed to it in Section 4.08.

                  "Purchase Price" has the meaning ascribed to it in Section 1.01(a).

                  "Purchaser" and "Purchasers" have the meaning ascribed to such terms in the forepart of this Agreement.

                  "Purchaser Exchange Amount" has the meaning ascribed to it
Section 1.01(b).

                  "Purchaser Indemnified Parties" means Purchasers and its officers, directors, employees, agents and Affiliates.

                  "Representatives" has the meaning ascribed to it in Section 4.04.

                  "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

                  "Restricted Stock Plan" has the meaning ascribed to such term in Section 4.08.

                  "Reverse Split" has the meaning ascribed to such term in
Section 4.08.

                  "Rights Offering" has the meaning ascribed to such term in
Section 4.10.

                  "Securities" means the New Notes and the Series A Preferred Stock.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

                  "Series A Preferred Stock" has the meaning ascribed to such term in the forepart of this Agreement.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "Supplemental Note" has the meaning ascribed to such term in
Section 4.03.

                  "Tax Returns" means a report, return, document, declaration or other information or filing (including any amendments) required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company.

                  "Taxes" means any and all taxes, charges, fees, levies or other assessments including income, gross receipts, real or personal property, sales, use, capital gain, transfer, recording, excise, license, production, franchise, employment or unemployment, social security, service, service use, net worth, occupation, payroll, registration, governmental pension or insurance, environmental, withholding, royalty, severance, stamp or documentary, customs or duties, or value added, imposed by any taxing authority (whether domestic or foreign including any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

                  "Third Party Claim" has the meaning ascribed to it in Section 9.03(a).

                  "Transactions" has the meaning ascribed to it in Section 2.02(a).

                  "UnionTools" has the meaning ascribed to it in the forepart of this Agreement.

                  (a) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XII
                                  MISCELLANEOUS

                  12.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Purchasers, to:

                  Oaktree Capital Management, LLC
                  333 South Grand Avenue, 28th Floor
                  Los Angeles, CA 90017
                  Facsimile No.: (213) 830-6394
                  Attn: Matthew Barrett and Vincent Cebula

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy, LLP
                  601 South Figueroa Street, 30th Floor
                  Los Angeles, CA 90017
                  Facsimile No.: (213) 629-5063
                  Attn: Deborah Ruosch, Esq.

                  If to the Company, to:

                  Acorn Products, Inc.
                  390 W. Nationwide Blvd.
                  Columbus, Ohio 43215

                  Facsimile No.: (614) 222-4437
                  Attn: A. Corydon Meyer, President

                  with a copy to:

                  Porter, Wright, Morris & Arthur LLP
                  41 S. High Street
                  Columbus, Ohio 43215

                  Facsimile No.: (614) 227-2100
                  Attn: Robert J. Tannous, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this


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

Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  12.02 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  12.03 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 10.02), whether or not the transactions contemplated hereby are consummated, the Company and the Purchasers will each pay their respective fees and expenses (including the fees and expenses of legal counsel, investment bankers, brokers and other representatives or consultants) in connection with the Transactions; provided that upon consummation of the Transactions, the Company and UnionTools shall jointly and severally reimburse the reasonable fees and expenses incurred by the Purchasers in connection with the Transactions.

                  12.04 Public Announcements. At all times at or before the Closing, none of the Company or any of Purchasers will issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company and the Subsidiaries sell goods or provide services or with whom the Company and the Subsidiaries otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. The Company and Purchasers will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

                  12.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchasers, any Person who has provided, or who is considering providing, financing to Purchasers to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchasers' use of documents and information concerning the Company and the Subsidiaries furnished by the Company hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is considering providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

                  12.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  12.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  12.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

                  12.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchasers may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article IX) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all or any portion of the Shares or (iii) any financial institution providing purchase money or other financing to Purchasers or the Company from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or (ii) shall relieve Purchasers of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  12.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  12.11    [Intentionally Omitted].

                  12.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  12.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  12.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  12.15 Obligations of Purchasers. The Obligations of each Purchaser under this agreement are several and not joint and the indemnification obligation of any purchaser relative to the other Purchasers shall be determined in accordance with the number of shares of common stock of the Company held by such Purchaser in relation to the number of shares of the Company's common stock held by all Purchasers as of the date of determination related to the indemnification obligation. The obligations of the Company and UnionTools are joint and several between such parties.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.



PURCHASERS:



                                       TCW SPECIAL CREDITS, as general partner
                                       and investment manager of the funds and
                                       accounts set forth on Schedule I

                                       By: TCW Asset Management Company

                                       Its: Managing General Partner



                                       By: /s/ Richard Masson
                                          --------------------------------------
                                          Name: Richard Masson
                                          Title: Authorized Signatory



                                       By: /s/ Matthew Barrett
                                          --------------------------------------
                                          Name: Matthew Barrett
                                          Title: Authorized Signatory



                                       OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

                                       By: Oaktree Capital Management, LLC, Its
                                           General Partner



                                       By: /s/ Vincent J. Cebula
                                          --------------------------------------
                                          Name: Vincent J. Cebula
                                          Title: Managing Director



                                       By: /s/ Ronald N. Beck
                                          --------------------------------------
                                          Name: Ronald N. Beck
                                          Title: Managing Director

COMPANY:



                                       ACORN PRODUCTS, INC.



                                       By: /s/ A. Corydon Meyer
                                          --------------------------------------
                                          Name: A. Corydon Meyer
                                          Title: President
                                                 and Chief Executive Officer



                                       UNIONTOOLS, INC.



                                       By: /s/ A. Corydon Meyer
                                          --------------------------------------
                                          Name: A. Corydon Meyer
                                          Title: President

                                   SCHEDULE I

TCW SPECIAL CREDITS FUND III

TCW SPECIAL CREDITS FUND IIIB

TCW SPECIAL CREDITS TRUST IIIB

THE COMMON FUND FOR BOND INVESTMENTS, INC.

DELAWARE STATE EMPLOYEES' RETIREMENT FUND

WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST (TCW)

TCW SPECIAL CREDITS TRUST

TCW SPECIAL CREDITS TRUST IV

TCW SPECIAL CREDITS TRUST IV-A

TCW SPECIAL CREDITS FUND IV

TCW SPECIAL CREDITS PLUS FUND